Exhibit 15.1



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-127086) of Top Tankers Inc. of our report dated February 24, 2006, with respect to the consolidated financial statements of Top Tankers Inc. for the year ended December 31, 2005, included in Top Tankers Inc.'s Annual Report on Form 20-F for the year ended December 31, 2006.

/s/Ernst & Young
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Athens, Greece
April 20, 2007